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                                                                    EXHIBIT 99.1


PRESS RELEASE

Contact: United Community Bancorp
         William F. Ritzmann, President and Chief Executive Officer
         (812) 537-4822

      UNITED COMMUNITY BANCORP REPORTS FOURTH QUARTER AND YEAR END RESULTS

Lawrenceburg, Indiana - August 8, 2008 - United Community Bancorp (the "Company") (Nasdaq: UCBA), the holding company for United Community Bank (the "Bank"), announced a net loss of $75,000, or $0.01 per share, for the quarter ended June 30, 2008 compared to net income of $559,000, or $0.07 per diluted share, for the quarter ended June 30, 2007. The decrease in net income was the result of a $923,000 increase in provision for loan losses as compared to the quarter ended June 30, 2007, partially offset by a $275,000 gain on sale of land in the quarter ended June 30, 2008 that did not occur in the prior year quarter. Net loss for the year ended June 30, 2008 was $1.5 million, or $0.19 per share, compared to net income of $2.5 million, or $0.31 per diluted share, for the year ended June 30, 2007. The net loss for the year was primarily the result of a $4.0 million increase in provision for loan losses compared to the year ended June 30, 2007.

Net interest income for the quarter ended June 30, 2008 totaled $2.8 million compared to $2.9 million from the quarter ended June 30, 2007. A decrease in total interest income of $773,000 was partially offset by a decrease in total interest expense of $627,000. Interest income on loans decreased by $142,000 primarily due to the decrease in average yield from 7.05% to 6.41%, partially offset by an increase in average balance from $272.3 million to $290.4 million. The Bank attributes the increase in average balance primarily to the success of its marketing efforts, consisting of local advertising and officer calls. Interest income on investment and mortgage-backed securities decreased by $100,000 to $432,000, primarily due to the impact of a decrease in average balance from $45.2 million to $38.3 million and a decrease in average yield from 4.71% to 4.51%. Interest income on other interest-earning assets decreased $531,000 to $106,000, primarily due to the impact of a decrease in average balance from $56.8 million to $36.4 million and a decrease in average yield from 4.49% to 1.52%. Interest expense on interest-bearing deposits decreased by $664,000, due to the effect of a decrease in average balance from $328.5 million to $319.7 million and a decrease in the average rate paid from 3.71% to 2.98%. The changes in the average yields on loans and investments and in the average rates paid on interest-bearing deposits are primarily the result of changes in market interest rates.


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Net interest income for the year ended June 30, 2008 totaled $10.3 million compared to $11.1 million for the year ended June 30, 2007. The decrease from the prior year is due to an increase in total interest expense of $777,000. Interest income on loans increased by $1.1 million primarily due to an increase in average balance from $262.0 million to $286.5 million partially offset by a decrease in average yield from 6.72% to 6.51%. Interest income on investment and mortgage-backed securities decreased by $802,000 to $1.9 million, primarily due to the impact of a decrease in average balance from $56.2 million to $38.8 million, partially offset by an increase in average yield from 4.74% to 4.80%. The decrease in average balance on investment securities is primarily due to the sale of securities and the redeployment of the proceeds from the sales into commercial real estate loans. Interest income on other interest-earning assets decreased $330,000 to $1.1 million, primarily due to a decrease in average yield from 4.09% to 3.08%, partially offset by an increase in average balance from $34.7 million to $35.4 million. Other interest-earning assets are primarily comprised of cash and interest-bearing deposits in other financial institutions with original maturities of less than ninety days. Interest expense on interest-bearing deposits increased by $837,000, primarily due to the combined effect of an increase in average balance from $303.8 million to $318.4 million and an increase in average rate paid from 3.45% to 3.55%. Interest expense on borrowed funds decreased $60,000 due to a decrease in average borrowings during the year from $2.1 million to $922,000. The changes in the average yields on loans and investments and in the average rates paid on interest-bearing deposits and borrowed funds are primarily the result of changes in market interest rates.

The provision for loan losses was $1.0 million for the quarter ended June 30, 2008 compared to $95,000 for the quarter ended June 30, 2007. The provision for loan losses was $4.7 million for the year ended June 30, 2008 compared to $730,000 for the year ended June 30, 2007. The increase is primarily due to the increase in nonperforming loans from $3.3 million to $7.5 million during the year ended June 30, 2008. The majority of nonperforming loans at June 30, 2008 are comprised of seven commercial loans, involving four loan relationships, totaling $6.5 million. The nonperforming loans include: 1) a $1.4 million loan secured by an apartment complex, one-fourth of the tenants of which have lost their subsidized housing grant. The borrower is attempting to improve occupancy and/or sell the property securing the loan; 2) a $1.6 million loan secured by a mobile home park that has experienced management issues that have, in turn, resulted in decreased occupancy and cash flows. The borrower has hired a management company to attempt to correct these deficiencies; 3) two loans, totaling $2.0 million, secured by office/warehouses, that have experienced declines in occupancy rates due to increased competition and unfavorable market conditions; 4) three loans, totaling $1.5 million, secured by real estate, inventory, and other business assets of a landscape nursery, which experienced unfavorable weather and economic conditions. The Bank has entered into a forbearance agreement with the borrower pursuant to which that property has been transferred to a trustee. If the property is not sold for adequate consideration before July 31, 2008, the deed to the property will revert to the Bank and the Bank expects to sell the property and other collateral.

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Noninterest income was $818,000 for the quarter ended June 30, 2008, compared to
$493,000 for the same period in 2007. The increase is primarily due to a $275,000 gain on sale of land that was part of a parcel of land on which a branch was previously built. Noninterest income was $2.2 million for the year ended June 30, 2008, compared to $2.8 million for 2007. The decrease is primarily due to a $1.3 million decrease in gain on sale of investments, partially offset by a $381,000 increase in service charges and a $275,000 gain on sale of land that did not occur in the prior year. The 2007 gain is primarily related to the sale of securities issued by Freddie Mac. As of August 8, 2008, the Company did not hold any equity securities of Fannie Mae or Freddie Mac.

Noninterest expense was $2.4 million for the quarter ended June 30, 2008 compared to $2.5 million for the same period in 2007. The decrease in noninterest expense was primarily the result of a decrease in compensation and benefit expense of $298,000 and a decrease in premises and occupancy expense of $157,000, partially offset by a $101,000 increase in other than temporary impairment on investments, an increase of $99,000 in provision for loss on sale of other real estate owned and an increase of $89,000 in other operating expenses. The decrease in compensation and benefit expense is primarily due to a decrease in stock-based compensation expense of $132,000 in the quarter ended June 30, 2008. Noninterest expense was $9.9 million for the year ended June 30, 2008 compared to $9.3 million for the year ended June 30, 2007. The increase in noninterest expense was primarily the result of an increase of $101,000 in other than temporary impairment on investments, an increase of $130,000 in provision for loss on sale of other real estate owned, an increase of $323,000 in other operating expenses, an increase of $165,000 in compensation and employee benefits, partially offset by a decrease of $169,000 in premises and occupancy expense. The increase in other than temporary impairment on investment relates to an investment security with a book value of $1.3 million and an unrealized loss of $32,000 at June 30, 2008. The security is a mutual fund that invests primarily in private label and government mortgage backed securities. The deterioration of credit markets has negatively impacted the market value of this fund causing the issuer to enforce a redemption in kind provision. Management has decided to exit this investment within the parameters of the redemption in kind provision to reduce the risk of further loss to the Bank. The increase in compensation and benefit expense is primarily due to an increase in stock-based compensation expense of $262,000 during the year ended June 30, 2008. The increase in the provision for loss on sale of other real estate owned is due to the receipt of recent appraised values of the property held. The increase in other expenses is primarily due to additional expenses associated with being a public company, including compliance with the Sarbanes-Oxley Act of 2002. Other operating expenses are primarily comprised of miscellaneous loan expense, professional fees, bank fees and office expenses.

Income tax expense was $250,000 for the quarter ended June 30, 2008 compared to $260,000 for the same period in 2007. The decrease in expense is primarily due to a $644,000 decrease in pre-tax earnings, partially offset by the addition of a $160,000 reserve against deferred tax assets related to charitable contributions that will expire in 2011. This reserve was taken as a result of an analysis performed by Management estimating future taxable income through 2011. Income tax expense decreased $2.1

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million to a benefit of $653,000 for the year ended June 30, 2008, compared to expense of $1.5 million for 2007. The decrease in expense is primarily due to a $6.1 million decrease in pre-tax earnings, partially offset by a $160,000 reserve taken against deferred tax assets related to charitable contributions that will expire in 2011.

Total assets were $382.7 million at June 30, 2008 compared to $381.1 million at June 30, 2007. Nonperforming assets increased from $3.3 at June 30, 2007 to $10.3 million at June 30, 2008, including an increase in other real estate owned from $111,000 at June 30, 2007 to $2.9 million at June 30, 2008. The increase in other real estate owned is primarily due to the addition of a golf course and a related tract of land for residential development. As disclosed in the Form 10-Q filed on May 15, 2008, the Bank has established a Limited Liability Company to operate the golf course and reduce the operating risk exposure to the Bank. The Bank will continue to operate the golf course until it is sold. Also included in nonperforming assets at June 30, 2008 are the previously mentioned $7.5 million in nonperforming loans. During the year ended June 30, 2008, cash and cash equivalents decreased $7.3 million to $35.7 million. Securities available for sale decreased $3.5 million to $13.9 million and mortgage backed securities available for sale decreased $2.4 million to $24.3 million. The decreases are due to the redeployment of these assets into higher yielding loans. Loans receivable increased $10.9 million to $284.5 million primarily as a result of increases in the commercial real estate loan portfolio. Loan growth in this portfolio is primarily the result of marketing efforts which include media and personal contacts. Loan growth was funded primarily by sales and maturities of investment securities and by the increase in deposits.

Total liabilities increased $9.6 million to $328.2 million at June 30, 2008 from $318.6 million at June 30, 2007. The increase in liabilities is due to a $4.8 million increase in advances from the Federal Home Loan Bank and a $4.7 million increase in deposits. The Bank attributes the increase in deposits to depositor desire to maintain funds in more conservative and secure investments, such as FDIC insured deposit accounts at the Bank, as well as an increase in new customer deposit accounts.

Stockholders' equity was $54.5 million at June 30, 2008, compared to $62.5 million at June 30, 2007. Decreases in stockholders' equity during the year ended June 30, 2008 primarily resulted from the repurchase of 561,365 shares of the Company's stock for the aggregate of $6.5 million, reductions in retained earnings for the current year due to the net loss of $1.5 million and dividends paid of $1.1 million, partially offset by increases to additional paid-in capital of $924,000.

United Community Bancorp is the holding company of United Community Bank headquartered in Lawrenceburg, Indiana. The Bank currently operates six offices in Dearborn County, Indiana.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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                            UNITED COMMUNITY BANCORP
                         SUMMARY OF FINANCIAL HIGHLIGHTS
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                    AT             AT
                                                 JUNE 30,       JUNE 30,
                                                   2008           2007
                                                (UNAUDITED)
                                                      (IN THOUSANDS)
ASSETS
Cash and cash equivalents                        $ 35,710       $ 43,025
Investment securities                              38,227         44,155
Loans receivable, net                             284,504        273,605
Other Assets                                       24,285         20,276
TOTAL ASSETS                                     $382,726       $381,061


LIABILITIES
Deposits (1)                                     $320,774       $316,051
Other Liabilities                                   7,463          2,549
TOTAL LIABILITIES                                 328,237        318,600
Total Stockholders' Equity                         54,489         62,461
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $382,726       $381,061

(1) Includes municipal deposits of $127.5 million at June 30, 2008 and $138.0 million at June 30, 2007.


                                                                           CONSOLIDATED STATEMENTS OF INCOME

                                                                   THREE MONTHS ENDED                   YEAR ENDED
                                                                         JUNE 30,                         JUNE 30,
                                                                  2008           2007               2008           2007
                                                               (UNAUDITED)    (UNAUDITED)        (UNAUDITED)
                                                                            (IN THOUSANDS, EXCEPT SHARE DATA)

Interest Income                                               $   5,192      $   5,965          $  21,615      $  21,687
Interest Expense                                                  2,419          3,046             11,353         10,576
                                                              ------------------------          ------------------------
Net Interest Income                                               2,773          2,919             10,262         11,111
Provision for Loan Losses                                         1,018             95              4,718            730
                                                              ------------------------          ------------------------
Net Interest Income after Provision
    for Loan Losses                                               1,755          2,824              5,544         10,381
Total Non-Interest Income                                           818            493              2,197          2,848
Total Non-Interest Expenses                                       2,398          2,498              9,850          9,250
                                                              ------------------------          ------------------------
INCOME BEFORE TAX PROVISION                                         175            819             (2,109)         3,979
Income Tax Provision                                                250            260               (653)         1,485
                                                              ------------------------          ------------------------
NET INCOME                                                         ($75)          $559            ($1,456)        $2,494

EARNINGS PER SHARE (1)
   Basic                                                      $   (0.01)     $    0.07          $   (0.19)     $    0.31
                                                              ========================          ========================
   Diluted                                                    $       -      $    0.07          $       -      $    0.31
                                                              ========================          ========================

WEIGHTED AVERAGE SHARES OUTSTANDING (1)
   Basic                                                      7,486,653      7,985,240          7,691,130      8,069,868
                                                              ========================          ========================
   Diluted                                                                   8,014,171                         8,085,468
                                                              ========================          ========================

(1)     Due to net loss in the current year diluted shares are not calculated as their affect would be anti-dilutive.

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

                                                                     AT OR FOR THE                     AT OR FOR THE
                                                                   THREE MONTHS ENDED                    YEAR ENDED
                                                                         JUNE 30,                          JUNE 30,
                                                                   2008           2007               2008           2007
                                                                       (UNAUDITED)                       (UNAUDITED)
Performance Ratios (1) :

Return on average assets                                          (0.08)          0.57              (0.38)          0.67

Return on average equity                                          (0.55)          3.58              (2.48)          3.96

Interest rate spread  (2)                                          2.84           2.67               2.44           2.68

Net interest margin  (3)                                           3.15           3.12               2.86           3.15

Noninterest expense to average assets                              2.51           2.53               2.58           2.48

Efficiency ratio  (4)                                             66.78          73.21              79.06          66.27

Average interest-earning assets to
     average interest-bearing liabilities                        110.29         113.94             112.97         115.40

Average equity to average assets                                  14.41          15.84              15.41          16.92

CAPITAL RATIOS:

Tangible capital                                                  13.00          13.42              13.00          13.42

Core capital                                                      13.00          13.42              13.00          13.42

Total risk-based capital                                          20.51          21.24              20.51          21.24

ASSET QUALITY RATIOS:

Nonperforming loans as a percent
   of total loans                                                  2.62           1.14               2.62           1.14

Allowance for loan losses as a percent
   of total loans                                                  1.62           0.97               1.62           0.97

Allowance for loan losses as a percent
   of nonperforming loans                                         61.98          84.55              61.98          84.55

Net charge-offs (recoveries) to average
   outstanding loans during the period                             3.65           0.28               1.06           0.06

(1) Annualized for the three months ended June 30, 2008 and 2007.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents other expense divided by the sum of net interest income and other income.